                            SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

Filed by the Registrant [X]
Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ] Preliminary Proxy Statement
[ ] Confidential, for use of the Commission Only (as permitted by Rule
    14a-6(e)(2))
[X] Definitive Proxy Statement
[ ] Definitive Additional Materials
[ ] Soliciting Material Pursuant to Section 240.14a- l l(c) or 240.14a-12

                              Jenna Lane, Inc.
------------------------------------------------------------------------------
               (Name of Registrant as Specified In Its Charter)

------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[ ] $125 per Exchange Act Rules 0-ll(c)(l)(ii), 14a-6(I)(1), 14a-6(i)(2) or Item
    22(a)(2) of Schedule 14A
[ ] $500 per each party to the controversy pursuant to Exchange Act Rule
    14a-6(i)(3).
[ ] Fee computed on table below per Exchange Act Rules 14(a)-6(i)(4) and 0- 11.

         1) Title of each class of securities to which transaction applies:

          .....................................................................

         2) Aggregate number of securities to which transaction applies:

          .....................................................................
         3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

          .....................................................................

         4) Proposed maximum aggregate value of transaction:

          .....................................................................

         5) Total fee paid:

          .....................................................................

[ ] Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-l (a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the Date of its filing.

         1) Amount Previously Paid:  ..........................................
         2) Form, Schedule or Registration Statement No.: .....................
         3) Filing Party:......................................................
         4) Date Filed:  ......................................................

                                JENNA LANE, INC.

                            1407 Broadway, Suite 1801

                            New York, New York 10018

                                                              November 18, 1997

Dear Stockholder:

         You are cordially invited to attend the Company's Annual Meeting of Stockholders to be held on Monday, December 15, 1997, at 10:00 A.M., local time, at the Company's offices at 2559 Route 130, Cranbury, New Jersey 08512.

         As set forth in the formal Notice of Meeting and in the accompanying Proxy Statement, we are asking you to elect directors and to ratify the appointment of Edward Isaacs & Company, LLP as the independent auditors of the Company.

         The Board of Directors has approved the proposals and believes they are in the best interests of all of the Company's stockholders. We urge you to read the accompanying Proxy Statement carefully. At the meeting, management also will report on the affairs of the Company, including its progress since its initial public offering in March, 1997. After the formal part of the meeting we will have a discussion period for questions and comments of general interest to stockholders.

         We look forward to greeting personally those stockholders who are able to attend the meeting; however, whether or not you plan to attend the meeting, it is important that your shares be represented. Accordingly, you are requested to sign, date and mail the enclosed proxy, at your earliest convenience, in the envelope provided.

         Thank you for your cooperation.

                                                              Very truly yours,

                                                              Mitchell Dobies
                                                              President

                                JENNA LANE, INC.

                            1407 Broadway, Suite 1801

                            New York, New York 10018

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

         The Annual Meeting of Stockholders of Jenna Lane, Inc. (the "Company") will be held at the Company's offices at 2559 Route 130, Cranbury, New Jersey 08512 on Monday, December 15, 1997, at 10:00 a.m., or at any adjournment of the meeting, to consider and vote upon the following matters, as explained more fully in the accompanying Proxy Statement:

1.       To elect the Board of Directors.

2. To ratify the selection of Edward Isaacs & Company, LLP, independent certified public accountants, as the Company's independent auditors for the year ending March 31, 1998.

3. To transact any other business that properly comes before the meeting or any adjournments or postponements of the meeting.

         Only stockholders of record at the close of business on November 12, 1997 are entitled to notice of and to vote at the Annual Meeting. Stockholders who are unable to attend the Annual Meeting are requested to complete, date and return the enclosed form of proxy promptly in the envelope provided.

         Stockholders who attend the annual meeting may revoke their proxy and vote their shares in person.

                                                   Kathleen A. Dressel
                                                   Secretary

New York, New York, U.S.A.
November 18, 1997

                                JENNA LANE, INC.

                            1407 Broadway, Suite 1801

                            New York, New York, 10018

                                 PROXY STATEMENT

                               GENERAL INFORMATION

Proxy Solicitation

         This Proxy Statement is mailed to holders ("Stockholders") of shares of Common Stock, par value $.01 per share ("Common Stock") of Jenna Lane, Inc., a Delaware corporation (the "Company"), in connection with the solicitation of proxies by the Board of Directors of the Company for use at the Annual Meeting of Stockholders to be held on Monday, December 15, 1997, at 10:00 A.M., local time, at the Company's offices at 2559 Route 130, Cranbury, New Jersey 08512, and at any adjournments of the meeting (the "Annual Meeting").

         At the Annual Meeting the Stockholders will vote upon: (1) the election of five directors; and (2) the ratification of the selection of Edward Isaacs & Company, LLP, independent certified public accountants, as the Company's independent auditors for the year ending March 31, 1998. Management currently is not aware of any other matters which will come before the Annual Meeting. If any other matters properly come before the Annual Meeting, the persons designated as proxies intend to vote in accordance with their judgment on such matters.

         Proxies for use at the Annual Meeting are being solicited by the Board of Directors of the Company. These proxy materials are first being mailed to Stockholders on or about November 18, 1997. Proxies will be solicited primarily by mail. Certain officers, directors, employees and agents of the Company, none of whom will receive additional compensation for such efforts, may solicit proxies by telephone, facsimile, electronic mail or other personal contact. The Company will bear the cost of soliciting proxies, including postage, printing and handling, and will reimburse the reasonable expenses of brokerage firms and others for forwarding material to beneficial owners of shares of Common Stock.

         Proposals of Stockholders intended to be presented at the Company's 1998 Annual Meeting must be received at the Company's offices at 1407 Broadway, Suite 1801, New York, New York 10018, Attention: Kathleen A. Dressel, Corporate Secretary, no later than June 1, 1998, to be considered for inclusion in the proxy statement and form of proxy for that meeting.

Revocability and Voting of Proxy

         A form of proxy for use at the Annual Meeting and a return envelope for the proxy are enclosed. Shares represented by duly executed proxies will be voted in accordance with Stockholders' instructions. If you sign the proxy, but do not fill in a vote, your shares will be voted in accordance with the Directors' recommendations. Any proxy may be revoked by a stockholder prior to its exercise upon written notice to the Secretary of the Company, or by a Stockholder voting in person at the Annual Meeting.

Record Date and Voting Rights

         Stockholders of record at the close of business on November 12, 1997 (the "Record Date") are entitled to notice of and to vote at the Annual Meeting and any adjournment(s) thereof. On the Record Date, the Company had outstanding and entitled to vote at the Annual Meeting 4,290,000 shares of Common Stock. Stockholders as of the Record Date will be entitled to one vote for each share held, with no shares having cumulative voting rights. The holders of a majority of the outstanding shares of Common Stock, present in person or by proxy and entitled to vote, will constitute a quorum at the Annual Meeting. Shares of Common Stock are counted for quorum purposes if they are represented for any purpose at the Annual Meeting other than solely to object to holding the Annual Meeting or transacting business at the Annual Meeting. Assuming a quorum is present, for the election of directors a plurality of the shares voting must vote in the affirmative. The approval of any other matter coming before the Annual Meeting requires that a majority of the shares voting must vote in the affirmative. Abstentions and broker non-votes are neither counted for purposes of determining the number of affirmative votes required for approval of proposals nor voted for or against matters presented for Stockholder consideration. Consequently, so long as a quorum is present, abstentions and broker non-votes have no effect on the outcome of any vote.

                     BENEFICIAL OWNERSHIP OF COMMON STOCK BY

                       CERTAIN STOCKHOLDERS AND MANAGEMENT

         The following table sets forth information as of October 1, 1997, regarding the beneficial ownership of the Company's Common Stock of (i) each person known by the Company to own beneficially more than 5% of the Company's outstanding Common Stock, (ii) each director of the Company and each nominee for director, and (iii) all directors and officers of the Company as a group. Except as otherwise specified, the named beneficial owner has sole voting and investment power.

Name and                                             Amount and
Address of                                           Nature of
Beneficial                                           Beneficial
Owner                                                Ownership (1)             Percent of Class
----------                                           -------------             ----------------
Mitchell Dobies (2)                                  752,381                   17.54%
President, Co-Chief Executive Officer,
Director

Charles Sobel (2)                                    715,714                   16.68%
Executive Vice President, Co-Chief
Executive Officer, Director

Jay M. Haft(4)                                       - 0 -                     -
Chairman of the Board of Directors

Mitchell Herman, Director (5)                        - 0 -                     -

Gerald Cohen, Director (6)                           - 0 -                     -

Lawrence Kaplan (2)(3)                               489,669                   11.41%

Gerald L. Kanter, Nominee (7)                        -                         -

All current executive officers and
directors as a group (6 persons)                     1,468,095                 34.22%


------------------
(1) Unless otherwise indicated herein and subject to applicable community property laws, each stockholder has sole voting and investment power with respect to all shares of Common Stock beneficially owned by such stockholder and directly owns all such shares in such stockholder's sole name. Does not include options to purchase Common Stock currently outstanding under the Option Plan. See "Item 11 - Executive Compensation."

(2) Includes 222,857 Performance Shares (as hereinafter defined) for Mr. Dobies, 291,429 Performance Shares for Mr. Sobel and 57,143 Performance Shares for Lawrence Kaplan. Does not include shares underlying options granted under the Company's 1996 Incentive Stock Option Plan (the "Option Plan") and exercisable within 60 days after October 1, 1997. Mailing address for Messrs. Dobies and Sobel, is c/o Jenna Lane, Inc., 1407 Broadway, Suite 1801, New York, New York 10018.

(3) Mailing address for Mr. Kaplan is 150 Vanderbilt Motor Parkway, Suite 311, Hauppauge,

                                      - 3 -


New York 11788. Includes an aggregate of 19,048 shares of Common
Stock owned by Helaine Kaplan as custodian for Michelle Kaplan and Robert Kaplan. Also includes 95,238 shares of Common Stock owned jointly with Helaine Kaplan. Helaine Kaplan is Lawrence Kaplan's wife. Also includes 95,238 shares of Common Stock owned by G-V Capital Corp., of which Mr. Kaplan is sole shareholder, officer and director. Also includes 9,524 shares of Common Stock owned by OK Associates Pension Trust, of which Mr. Kaplan is a co-trustee. Does not includes shares owned of a public company, a subsidiary of which owns 95,238 shares of Common Stock, and which indirectly controls Universal Partners, L.P., which owns 19,048 shares of Common Stock. Does not include shares of Common Stock underlying 175,000 Redeemable Clan A Warrants of the Company owned by Mr. Kaplan.

(4)      Mr. Haft's address is 201 S. Biscayne Blvd., Miami, Florida 33131.

(5) Mr. Herman's address is c/o By Design, Ltd., 1411 Broadway, 29th Floor, New York, NY 10018.

(6)      Mr. Cohen's address is 453 Lakeview Drive, Fort Lauderdale,
Florida 33326.

(7)      Mr. Kanter's address is 5570 Old Market Road, Shorewood, MN 55331.

                                PROPOSAL NUMBER 1

                           ELECTION OF FIVE DIRECTORS

         Five directors (constituting the entire Board of Directors) are to be elected at the Annual Meeting. Unless otherwise specified, the enclosed proxy will be voted in favor of the persons named below to serve until the next annual meeting of stockholders and until their successors have been duly elected and qualified. If any of these nominees becomes unavailable for any reason, or if a vacancy should occur before the election, the shares represented by the proxy will be voted for the person, if any, who is designated by the Board of Directors to replace the nominee or to fill the vacancy on the Board. All nominees have consented to be named and have indicated their intent to serve if elected. The Board of Directors has no reason to believe that any of the nominees will be unable to serve or that any vacancy on the Board of Directors will occur.

         The nominees, their ages, the year in which each became a director and their positions with the Company are as follows:

Name                                Age              Date Elected                       Position
----                                ---              ------------                       --------
Mitchell Dobies                     38               February 15, 1995
                                                                                        President, Treasurer,
                                                                                        Co-Chief Executive
                                                                                        Officer and Director

Charles Sobel                       36               February 15, 1995
                                                                                        Co-Chief Executive
                                                                                        Officer, Executive Vice
                                                                                        President and Director

Mitchell Herman                     45               March 19, 1997                     Director

Gerald L. Kanter                    62                                                  Nominee

Gerald Cohen                        64               March 19, 1997                     Director

         Directors of the Company are elected annually at the annual meeting of stockholders and serve until the next annual meeting and until their successors are elected and qualify. Under the Company's By-laws, the number of directors constituting the entire Board of Directors shall be fixed, from time to time, by the directors then in office or by the stockholders. The directors may, however, decrease or increase the number of directors by majority action without soliciting stockholder approval. If the number of directors is not fixed, the number shall be four.

         Walsh Manning Securities, LLC, the underwriter of the Company's initial public offering ("Underwriter"), has the right to nominate one member of the Board of Directors for a period of two years from the closing of the offering.

         As a condition to listing the Company's securities on Nasdaq, the Company was required to ensure that independent directors represent a majority of the members of the Board of Directors, and for one such independent director to serve as Chairman. Messrs. Herman, Cohen and Haft, each an independent director, represent a majority of the Board of Directors, and Mr. Haft serves as Chairman of the Board of Directors. After the election of directors contemplated hereby, Messrs. Herman, Cohen and Kanter would each be an independent director. The Board then shall elect a Chairman from among the independent directors.

Each nominee's business experience during the past five years is described below:

         Mitchell Dobies. Mr. Dobies is President, Co-Chief Executive Officer, Treasurer, and a director of the Company. Prior to founding Jenna Lane, Inc., Mr. Dobies had extensive experience in apparel manufacturing and operation with both major organizations and entrepreneurial operations. From 1986 until 1995 Mr. Dobies was President and Chief Executive Officer of CR & ME, Ltd. ("CR & ME"), a vertically integrated domestic manufacturer of cut and sewn knit sportswear. Upon information and belief, that company has filed for liquidation under Chapter 7 of the United States Code (i.e. the bankruptcy code). From 1984 to 1986 he was Director of Operations of the Mens Division of Izod LaCoste, a division of General Mills. From 1982 to 1984 he was a stockholder and general manager of Necessary Objects, a moderate priced domestic manufacturer of women's apparel, of which he was the founder. From 1979 to 1981 he was a buyer for a retail chain specializing in junior apparel. See also, "Certain Legal Issues Concerning Management," below.

         Charles Sobel. Charles Sobel is Co-Chief Executive Officer, Executive Vice President and a director of the Company, and is in charge of all aspects of sales and merchandising. Mr. Sobel, a founder of the Company, has more than 13 years of experience in selling women's apparel and maintains an extensive network of relationships with the senior management of most retail chains. From January, 1994 until February, 1995 Mr. Sobel was Executive Vice President of CR & ME. Upon information and belief, that company has filed for liquidation under Chapter 7 of the United States Code (i.e. the bankruptcy code). From September, 1992 until joining CR & ME he was the Vice President and Sales Manager for the Women's Wear Division of Gitano Corporation. From 1982 to 1992 he was a Principal and Sales Manager of Style Up of California, a manufacturer of women's apparel and a division of Breton Industries.

         Mitchell Herman. Mr. Herman became a director in March 1997. Since 1995, he has been Sales Manager of By Design, an apparel manufacturer. From 1990-1995, he was Sales Manager of E.S. Sutton, a manufacturer of knitwear. He also has previously been associated with Bradlees Department Stores, Jefferson Ward Stores and J.W. Mays.

          Gerald Cohen. Mr. Cohen became a director in March 1997. He is a certified public accountant and attorney who for the past five years has acted primarily as a financial consultant advising businesses in business combinations and formations and general advisory work. He has previously served on the boards of directors of more than 12 public companies and several private
                                    - 6 -
companies. Mr. Cohen formerly served as personal accountant to Charles Sobel.

          Gerald L. Kanter. Mr. Kanter is presently a private consultant in Retailing, after spending the last three years as Managing Director of KPMG Peat Marwick LLP's Retail Corporate Transactions Practice. From 1975 until 1983, Mr. Kanter was Executive Vice President of Merchandising and Marketing of Target Stores. Mr. Kanter was employed by Ames Department Stores as President and Chief Operating Officer from 1983 until 1985. From 1985 through 1987 Mr. Kanter served as a consultant for Kohlberg & Co., Chicago Holdings. In 1987 he became President and Chief Operating Officer of Marshalls, and remained there until 1989, when he returned to Ames Department Stores, Inc. as Executive Vice President of Merchandising and remained until 1991. From 1992 until 1994 Mr. Kanter served as President and Chief Operating Officer of Retail Holding Group, Inc., where he was responsible for 127 chain apparel stores operating in Chapter
11. Mr. Kanter has a Bachelor of Science degree in Retailing from the University of Bridgeport and participated in Executive Development at Harvard College.

Certain Legal Issues Concerning Management

          In 1991, Mr. Dobies was convicted by a state court in Essex County, New Jersey, of theft in the third degree (a low-grade felony) of certain materials from a contractor of CR & ME, his former employer. Mr. Dobies agreed to a plea bargain, after which he received probation and community service. Mr. Dobies maintains that the only items he removed from the supplier's location were those owned by CR & ME, but did not believe it was in his or CR & ME's best interest to pursue a trial in the matter.

         As a condition to listing the Company's securities on Nasdaq, the Company is required to ensure that (i) independent directors represent a majority of the members of the Board of Directors, and for one such independent director to serve as Chairman and (ii) Messrs. Dobies and Sobel agree not to sell or otherwise dispose of any securities of the Company beneficially owned by them (other than certain shares sold by them in the Company's initial public offering) for a period of two years from the effective date of the initial public offering. There can be no assurance that Nasdaq will not request further restrictions in the future, or that any other securities exchange on which the Company desires to list its securities will not request similar or more onerous restrictions.

Restrictions Contained in Agreements With Former Employer

         Mr. Dobies has entered into an agreement with the shareholders of CR & ME, and Mr. Sobel has entered into an agreement with CR & ME, both of which agreements were in connection with their termination of employment with CR & ME in early 1995 and certain other matters. Since Messrs. Dobies and Sobel's departure from CR & ME, upon information and belief, that company has filed for liquidation under Chapter 7 of the United States Code (i.e. the bankruptcy code). Mr. Sobel's agreement (pursuant to which his employment was terminated) provides that he must "refrain from actively seeking other employment" during the eight week period which ended on March 3, 1995 and that during that period he may not attend interviews with competing employers.

Management believes that Mr. Sobel neither attended an interview with the Company nor did he actively seek employment with the Company during this period. An action brought by Mr. Sobel against CR & ME and its principals, which included certain counterclaims by the principals, was settled with prejudice. CR & ME had commenced adversary proceedings (akin to litigation within a bankruptcy proceeding) against Messrs. Dobies and Sobel alleging, among other things, that certain payments made to them by CR & ME were improper "insider" payments that must be returned. The Company is not named in these proceedings. These actions were settled with prejudice and upon information and belief CR & ME has liquidated.

Compliance With Section 16(a) of the Exchange Act

         The Company believes that all required Forms 3 and 4 were furnished to the registrant during the fiscal year ended March 31, 1997.

Board of Directors Meetings

         During the fiscal year ended March 31, 1997, there were no meetings of the Company's Board of Directors.

Committees of the Board of Directors

         The Board of Directors includes an Audit Committee currently consisting of Messrs. Dobies, Cohen and Jay M. Haft. The Audit Committee reviews (i) the Company's audit functions, (ii) with management, the finances, financial condition and interim financial statements of the Company, (iii) with the Company's independent auditors, the year end financial statements of the Company and (iv) the implementation of any action recommended by the independent auditors.

         The Board of Directors does not have standing nominating or compensation committees. The Board of Directors as a whole determines the compensation of the Company's executive officers.

Executive Compensation

         The following tables set forth a profile of the Company's executive compensation and show, among other things, salaries and bonuses paid during the last three years, and certain options granted for the Chief Executive Officer and the other most highly compensated executive officers of the Company whose compensation exceeded $100,00 (the "Named Officers"). These are the tables specified by the requirements of the Securities and Exchange Commission (the "SEC").

         Although the SEC generally requires the proxy materials to contain a performance graph comparing the year-to-year return on a company's publicly-traded securities to certain market indices, the Company has not provided such graph herein, since its Common Stock did not become publicly traded until just eleven days before the end of its fiscal year ended March 31, 1997. The Company believes, therefore, that the information which would be included in such graph would not be helpful to Stockholders and indeed, could be misleading. The Company, therefore, has chosen not to include the performance graph.

                                             ANNUAL COMPENSATION                      LONG TERM COMPENSATION
                                    ------------------------------------------        ----------------------
                                                                       Other            Restr.   Securities
                                                                       Annual           Stock    Underlying
Name, Principal Position   Year     Salary           Bonus             Comp.            Awards   Options
------------------------   ----     ------           -----             -------          ------   ----------
Mitchell Dobies            1997     $216,346         $15,000(2)        $50,074(4)       --       (5)
President and Co-Chief     1996     $200,000         $15,000(2)        $36,760(4)       --       --
Executive Officer          1995     $ 7,692          -0-               -0-              (1)      --

Charles Sobel              1997     $225,000         $57,000(2)        $50,074(4)       (3)      (5)
Executive Vice President   1996     $200,000         $15,000(2)        $36,760(4)       --       --
and Co-Chief Executive     1995     $ 7,692          -0-               -0-              (1)      --
Officer

Eric Holtz                 1997     $150,000          $11,000(2)       $7,080(6)        --       (6)
Director of Import         1996     $28,846          -0-               $1,689(6)        --       --
Sales Group                1995(6)

--------------------

(1) Messrs. Dobies and Sobel each received 222,857 Performance Shares (as hereinafter defined) in March 1995. There was no ascertainable closing market price of the Company's unrestricted stock on the date of grant. See "Employment Agreements," below.

(2) Includes cash bonuses accrued during the fiscal year in question but not paid until shortly after the end of the fiscal year in question.

(3) Mr. Sobel received 68,571 Performance Shares in June 1996. There was no ascertainable closing market price of the Company's unrestricted stock on the date of grant. See "Employment Agreements," below.

(4) Includes the following: (i) health insurance to these individuals and their families and (ii) an expense/auto allowance and expense reimbursement to Messrs. Dobies and Sobel of $2,500 per month each during the fiscal year ended March 31, 1996 and $3,500 per month each during the fiscal year ended March 31, 1997.

(5) On August 16, 1996, Messrs. Dobies and Sobel each were granted 25,000 options under the Option Plan which are exercisable at $3.00 per share and which have fully vested. On February 1, 1997, Messrs. Dobies and Sobel each were granted 25,000 options under the Option Plan which are exercisable at $5.00 per share and which vest ratably over a three-year period.

(6) Mr. Holtz was not employed by the Company during the fiscal year ended March 31, 1995. His employment with the Company commenced in January 1996. On August 16, 1996, Mr. Holtz was granted 50,000 options under the Option Plan which are exercisable at $3.00 per share and which have fully vested. On February 1, 1997, Mr. Holtz was granted 50,000 options under the Option Plan which are exercisable at $5.00 per share and which vest ratably over a three-year period. Other annual compensation includes health insurance for Mr. Holtz and his family.

                        OPTION GRANTS IN LAST FISCAL YEAR

                                             Percent of Total
                                             Options Granted    Exercise
                  Number Securities          to Employees in    or Base    Expiration      Grant Date
Name              Underlying Option(#)       Fiscal Year        Price      Date            Value (3)
----              --------------------       ----------------   --------   ----------      ----------
Mitchell
Dobies            25,000(1)                   8.8%              $3.00      8/15/2006       $2.70
                  25,000(2)                   8.8%              $5.00      3/19/2007       $4.50

Charles
Sobel             25,000(1)                   8.8%              $3.00      8/15/2006       $2.70
                  25,000(2)                   8.8%              $5.00      3/19/2007       $4.50

Eric
Holtz             50,000(1)                  17.65%             $3.00      8/15/2006       $2.70
                  50,000(2)                  17.65%             $5.00      3/19/2007       $4.50

--------------------
(1)      Represents options granted under the Option Plan on August 16, 1996.
(2)      Represents options granted under the Option Plan on February 1, 1997 and effective March 19, 1997.
(3)      Figures represent estimates made by the Company. There was no public market for the Company's securities on the date of grant.

         No options were exercised during the fiscal year ended March 31, 1997.

Employment Agreements

Mitchell Dobies and Charles Sobel

        Mr. Dobies and Mr. Sobel each has executed an Amended and Restated Employment Agreement, dated as of February 1, 1997, with the Company (the "Dobies/Sobel Agreements"), which provides for (i) a three-year term ending January 31, 2000 (automatically renewable thereafter from year to year if not terminated); (ii) a base salary of $225,000 (plus expense allowance of $3,500 monthly) through March 31, 1997, $250,000 (plus expense allowance of $3,500 monthly) during the 1998 Fiscal Year, $275,000 (plus expense allowance of $3,834 monthly) during the 1999 Fiscal Year and $300,000 (plus expense allowance of $4,167 monthly) for the period from April 1, 1999 through March 31, 2000; (iii) health insurance coverage for each such individual and his family (or reimbursement for reasonable personal expense therefor); (iv) the right to receive such portion of the Management Profit Participation (as defined below) as is determined by the Board of Directors; (v) 222,857 Performance Shares for Mr. Dobies; (vi) 291,429 Performance Shares for Mr. Sobel and (vii) minimum bonuses of $15,000 for Mr. Dobies and for Mr. Sobel. Mr. Sobel also received an additional minimum bonus, solely for the year ended March 31, 1997, equal to $32,000. The Dobies/Sobel Agreements also include non-competition, confidentiality and non-solicitation provisions.

         The Company has agreed to set aside 12-1/2% of the Company's pre-tax profit, with a minimum of $100,000 in the aggregate (if pre-tax profit exceeds one million dollars), to the extent above one million dollars, each fiscal year for payment to members of management ("Management Profit Participation"), to be divided among such members of management as the Board of Directors shall determine.

         The Company also has issued the number of shares of Common Stock ("Performance Shares") to Messrs. Dobies and Sobel as indicated above, (a) one-half of these shares ("One Half") shall be repurchased by the Company for the par value thereof in the event that the Company does not achieve net income before taxes ("Net Income") of at least $2.0 million during the fiscal year ended March 31, 1998 ("1998 Fiscal Year"), provided that (i) only one-half of such One Half shall be repurchased by the Company in the event that the Company achieves Net Income for the 1998 Fiscal Year of at least $1.5 million but less than $1.75 million, and (ii) only one-quarter of such One Half shall be repurchased by the Company in the event that the Company achieves Net Income for the 1998 Fiscal Year of at least $1.75 million but less than $2.0 million, and
(b) One Half shall be repurchased by the Company for the par value thereof in the event that the Company does not achieve Net Income of at least $2.5 million during the fiscal year ended March 31, 1999 ("1999 Fiscal Year"), provided that
(x) only one-half of such One Half shall be repurchased by the Company in the event that the Company achieves Net Income for the 1999 Fiscal Year of at least $2 million but less than $2.25 million and (y) only one-quarter of such One Half shall be repurchased by the Company in the event that the Company achieves Net Income for the 1999 Fiscal Year of at least $2.25 million but less than $2.5 million. Net Income, for purposes of the foregoing calculations, will exclude any tax deduction obtained by the Company solely on account of the issuance of the Performance Shares and all similar Performance Shares issued to directors and members of management of the Company.

         In addition, the retention of the Performance Shares by Messrs. Dobies and Sobel is subject to vesting, as follows: all of the Performance Shares shall be repurchased by the Company for the par value thereof upon termination of such person's employment with the Company in the event that his employment shall terminate after March 31, 1998, if such termination is by the Company for Cause or by Mr. Dobies or Sobel for Good Reason (each as defined below); and one-half of which Performance Shares shall be repurchased by the Company for the par value thereof upon termination of such person's employment with the Company in the event that his employment shall terminate after March 31, 1998 and prior to March 31, 1999, if such termination is by the Company for Cause or by Mr. Dobies or Mr. Sobel for Good Reason (each as defined below). These vesting restrictions do not apply to the Performance Shares issued to Lawrence Kaplan, a former director of the Company, who has retained his Performance Shares even though he has resigned as a director of the Company.

         The Dobies/Sobel Agreements also contain provisions for termination by the Company upon the death or disability of Mr. Dobies or Mr. Sobel, respectively, or for Cause, which is defined as a nonappealable judicial determination of his malfeasance or dishonesty with respect to actions related to the Company, or conviction or plea of guilty or no contest of any felony or any crime against the Company or certain failures to act upon express lawful direction of the Board of Directors. Mr. Dobies or Mr. Sobel also may terminate their respective Dobies/Sobel Agreement for Good Reason, defined as (i) after 30 days' written notice and opportunity to cure, any breach of the terms of the applicable Dobies/Sobel Agreement by the Company or (ii) a Change in Control. The Dobies/Sobel Agreements define Change in Control as (i) the acquisition by a person of 20% or more of the combined voting power of the Company, unless more than 80% of the Board of Directors decides that no change in control has occurred (provided, however, if a person has acquired one-third of the voting power of the company a Change in Control shall be deemed to have occurred), (ii) if there be a change in the majority membership of the Board of Directors pursuant to a sale of at least 10% of the equity of the company to a third party, and at least 80% of all the members of the Board of Directors prior to such change approve such change in membership or
(iii) certain changes in control as defined under the Securities Exchange
Act of 1934, as amended, unless three-quarters of the Board prior to such change determine that no change in control has occurred. The Dobies/Sobel Agreements provide for certain severance payments upon termination by Mr. Dobies or Mr. Sobel for Good Reason, or by the Company for any reason other than Cause.

Eric Holtz

         Eric Holtz, Director of the Company's Import Sales Group, executed an employment agreement with the Company on May 21, 1997 (the "Holtz Agreement"). The Holtz Agreement provides for (i) a one-year term (subject to renewal on a year to year basis if not terminated), provided, that either party may terminate the Holtz Agreement upon 90 days' written notice (or no notice in the event of Cause (as defined below); (ii) commissions which commence at 1% of sales made by him and increase to 7% or more depending upon Gross Profit (defined as the difference between the sales price of a particular piece of goods sold and the cost per piece of such goods, divided by the sales price of such piece) earned on such sales; (iii) a 1% override on other import sales not generated by him individually; (iv) a $150,000 per year draw against commissions and overrides, provided, that (a) after the first year of the term, the draw shall not be less than 80% of his aggregate compensation (excluding any expense allowance) in the previous year of the term of the Holtz Agreement, (b) if the draw is to be reduced, in no event shall such adjustment be to an amount less than 100% of his aggregate commission and override earned during the previous year of the term of the Holtz Agreement, and (c) if his employment is terminated for Cause or Mr. Holtz terminates his employment at any time after January 31, 1998, if the amount of draw since the beginning of the most recent year of the term of the Holtz Agreement exceeds the sum of his entitlements to commission and override, such excess shall be returned to the Company; (v) a $2,000 per month expense allowance, plus reimbursement of business expenses incurred on behalf of the Company; (vi) participation in the Management Profit Participation; (vii) a minimum bonus of $7,500 during the first year of the term, and thereafter an amount equal to one-half of the bonus paid to the President; and (viii) perquisites comparable to Messrs. Dobies and Sobel, including health insurance for him and his family.

         The Holtz Agreement also includes non-competition, confidentiality and non-solicitation provisions. It also provides that he will be entitled to receive commissions and override on sales completed within six months after his departure, so long as sales efforts had been substantially undertaken prior to his departure. Cause is defined in a substantively similar manner to those contained in the Dobies/Sobel Agreements.

         The Holtz Agreement also contemplates the issuance of certain stock options to Mr. Holtz, including 50,000 options which were granted on August 16, 1996 and exercisable at $3.00 per share, 50,000 options which were granted on February 1, 1997, became effective on March 19, 1997 and are exercisable at $5.00 per share, and 70,000 options (the "1998 Options"), which the Company agreed to use its best efforts (subject to applicable tax and other legal requirements) to cause the Board of Directors to grant to him on April 1, 1998, at 100% of the then market value of the Common Stock (the "Market Value"). If, for any reason, the Board of Directors does not grant the 1998 Options other than as a result of Mr. Holtz's termination of employment, the Company will, to the extent permitted by applicable law, issue to Mr. Holtz nonqualified stock options, outside of the Option Plan, to purchase such shares at the Market Value.

         The Holtz Agreement provides for certain severance and other payments upon termination of his employment, death or disability.

Incentive Stock Option Plan

         In August 1996, the Company adopted the Option Plan by written consent of all the directors and a majority of the stockholders of the Company. The Option Plan is administered by the Board of Directors (or by a committee of the Board of Directors, if one is appointed for this purpose), provided that members of the Board of Directors who are either eligible for Awards (as defined below) or have been granted Awards may not vote on any matters affecting the administration of the Plan or the grant of any Award pursuant to the Plan to the extent required in accordance with Rule 16b-3 promulgated under the Exchange Act and Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code"). In the event any employee granted an Award under the Option Plan is, at the time of such grant, a member of the Board of Directors of the Company, the grant of such Award shall, in the event the Board of Directors at the time such award is granted is not deemed to satisfy the requirement of Rule l6b-3(c)(2) promulgated under the Exchange Act, be subject to the approval of an auxiliary committee consisting of not less than two persons all of whom qualify as "disinterested persons" within the meaning of Rule l6b-3(c)(2) promulgated under the Exchange Act. In the event the Board of Directors deems it impractical to form a committee of disinterested persons, the Board of Directors is authorized to approve any Award under the Option Plan. The Option Plan shall remain in effect for a term of ten (10) years from August 16, 1996, its date of adoption, unless sooner terminated under the terms of the Option Plan.

         The Option Plan provides for the granting of incentive stock options (within the meaning of Section 422 of the Code) and nonqualified stock options (individually, an "Award" or collectively, "Awards"), to those officers or other key employees, or consultants, with potential to contribute to the future success of the Company or its subsidiaries, provided, that only employees may be granted incentive stock options. The Board of Directors has discretion to select the persons to whom Awards will be granted (from among those eligible), to determine the type, size and terms and conditions applicable to each Award and the authority to interpret, construe and implement the provisions of the Option Plan. Notwithstanding the foregoing, with respect to incentive stock options, the aggregate fair market value (determined at the time such Award is granted) of the shares of Common Stock with respect to which incentive stock options are exercisable for the first time by such employee during any calendar year shall not exceed $100,000 under all plans of the employer corporation or its parent or subsidiaries. The Board of Directors' decisions are binding on the Company and persons eligible to participate in the Option Plan and all other persons having any interest in the Option
Plan.

         The total number of shares of Common Stock that may be subject to Awards under the Option Plan is 600,000, subject to adjustment in accordance with the terms of the Option Plan. The Company has agreed with the Underwriter that, commencing on April 1, 1997, no more than 150,000 shares of Common Stock subject to Awards may be granted during any single fiscal year of the Company under the Option Plan, provided, that the Underwriter has consented to the granting of 147,492 Options under the Plan and outside the Plan which were otherwise to be granted during the fiscal year ended April 30, 1998. Common Stock issued under the Option Plan may be either authorized but unissued shares, treasury shares or any combination thereof. To the fullest extent permitted under Rule 16b-3 under the Exchange Act and Sections 162(m) and 422 of the Code, any shares of Common Stock subject to an Award which lapses, expires or is otherwise terminated prior to the issuance of such shares may become available for new Awards.

         The Company granted, on August 16, 1996, an aggregate of 100,000 Awards as follows: 25,000 Awards to Mitchell Dobies, 25,000 Awards to Charles Sobel and 50,000 Awards to Eric Holtz. All options which are the subject of such Awards have fully vested and are currently exercisable at $3.00 per share. The Company granted, on February 1, 1997, an aggregate of 100,000 Awards as follows: 25,000 Awards to Mitchell Dobies, 25,000 Awards to Charles Sobel and 50,000 Awards to Eric Holtz. All options which are the subject of such Awards vest one-third each on April 1, 1998, April 1, 1999 and April 1, 2000 (the "Vesting Dates") and will be exercisable at $5.00 per share. On March 12, 1997, the Company granted an aggregate of 83,326 Awards to 25 employees (excluding Messrs. Dobies, Sobel and Holtz). All options which are the subject of such Awards vest one-third each on each of the Vesting Dates and will be exercisable at $5.00 per share. On March 12, 1997, the Company also granted an aggregate of 14,166 stock options outside of the Option Plan to the three independent members of the Board of Directors (2,500 each), to the Company's outside securities counsel (1,666) and to an individual who has provided assistance in the Company's production efforts (5,000). None of these individuals was eligible to participate in the Option Plan. These non-Plan options vest one-third each on each of the Vesting Dates and will be exercisable at $5.00 per share. None of the options described in this paragraph has been exercised since the date of their grant.

         Options to purchase Common Stock granted as Awards ("Options"), which may be nonqualified or incentive stock options, may be granted under the Option Plan at an exercise price (the "Option Price") determined by the Board of Directors in its discretion, provided, that the Option Price of incentive stock options may be no less than the fair market value of the underlying Common Stock on the date of grant (110% of fair market value in the case of an incentive stock option granted to a ten percent stockholder).

         Options will expire not later than ten years after the date on which they are granted. Options become exercisable at such times and in such installments as determined by the Board of Directors. Notwithstanding the foregoing, however, each Option shall, except as otherwise provided in the stock option agreement between the Company and an optionee, become exercisable in full for the aggregate number of shares covered thereby unconditionally on the first day following the occurrence of any of the following: (a) the approval by the stockholders of the Company of an Approved Transaction; (b) a Control Purchase; or (c) a Board Change (each as defined below).

         For purposes of the Option Plan, (i) an "Approved Transaction" shall mean (A) any consolidation or merger of the Company in which the Company is not the continuing or surviving corporation or pursuant to which shares of Common Stock would be converted into cash, securities or other property, other than a merger of the Company in which the holders of Common Stock immediately prior to the merger have the same proportionate ownership of common stock of the surviving corporation immediately after the merger, or (B) any sale, lease, exchange, or other transfer (in one transaction or a series of related transactions) of all, or substantially all, of the assets of the Company, or (C) the adoption of any plan or proposal for the liquidation or dissolution of the Company; (ii) a "Control Purchase" shall mean circumstances in which any person (as such term is defined in Sections l3(d)(3) and l4(d)(2) of the Exchange Act, corporation or other entity (other than the Company or any employee benefit plan sponsored by the Company or any Subsidiary) (x) shall purchase any Common Stock of the Company (or securities convertible into the Company's Common Stock) for cash, securities or any other consideration pursuant to a tender offer or exchange offer, without the prior consent of the Board of Directors, or (y) shall become the "beneficial owner" (as such term is defined in Rule l3d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing twenty-five percent (25%) or more of the combined voting power of the then outstanding securities of the Company ordinarily (and apart from rights accruing under special circumstances) having the right to vote in the election of directors (calculated as provided in paragraph (d) of such Rule l3d-3 in the case of rights to acquire the Company's securities), and (iii) A "Board Change" shall mean circumstances in which, during any period of two consecutive years or less, individuals who at the beginning of such period constitute the entire Board shall cease for any reason to constitute a majority thereof unless the election, or the nomination for election by the Company's stockholders, of each new director was approved by a vote of at least a majority of the directors then still in office.

         In the event that dividends are payable in Common Stock or in the event there are splits, subdivisions or combinations of shares of Common Stock, the number of shares available under the Option Plan shall be increased or decreased proportionately, as the case may be, and the number of shares delivered upon the exercise thereafter of any Option theretofore granted or issued shall be increased or decreased proportionately, as the case may be, without change in the aggregate purchase price.

         In the event that an Option holder ceases to be an employee for any reason other than permanent disability (as determined by the Board of Directors) and death, any Option, including any unexercised portion thereof, which was otherwise exercisable on the date of termination, shall expire unless exercised within a period of three months from the date on which the Option holder ceased to be so employed, but in no event after the expiration of the exercise period. In the event of the death of an Option holder during this three month period, the Option shall be exercisable by his or her personal representatives, heirs or legatees to the same extent that the Option holder could have exercised the Option if he or she had not died, for the three months from the date of death, but in no event after the expiration of the exercise period. In the event of the permanent disability of an Option holder while an employee, any Option granted to such employee shall be exercisable for twelve (l2) months after the date of permanent disability, but in no event after the expiration of the exercise period. In the event of the death of an Option holder while an employee, or during the twelve (l2) month period after the date of permanent disability of the Option holder, that portion of the Option which had become exercisable on the date of death shall be exercisable by his or her personal representatives, heirs or legatees at any time prior to the expiration of one (l) year from the date of the death of the Option holder, but in no event after the expiration of the exercise period. Except as the Board of Directors shall provide otherwise, in the event an Option holder ceases to be an employee for any reason, including death, prior to the lapse of the waiting period, his or her Option shall terminate and be null and void.

         The Board of Directors may at any time alter, amend, suspend or discontinue the Option Plan, but no amendment, alteration, suspension or discontinuation shall be made which would impair the rights of any recipient of an Option under any agreement theretofore entered into under the Option Plan, without his consent, or which, without the requisite vote of the stockholders of the Company approving such action, would:

         (a) except as is provided in the Option Plan, increase the total number of shares of stock reserved for the purposes of the Option Plan; or

         (b) extend the duration of the Option Plan; or

         (c) materially increase the benefits accruing to participants under the Option Plan; or

         (d) change the category of persons who can be eligible participants under the Option Plan. Without limiting the foregoing, the Board of Directors may, any time or from time to time, authorize the Company, without the consent of the respective recipients, to issue new Options in exchange for the surrender and cancellation of any or all outstanding Options.

401(k) Savings Plan

         Effective August 1, 1996, the Company established the Jenna Lane, Inc. 401(k) Plan (the "401(k) Plan") under Section 401(k) of the Code. Under the 401(k) Plan, employees may contribute up to 25% of their compensation per year subject to elective limits as defined by the guidelines of the Internal Revenue Service, and the Company may make profit sharing contributions to the Plan in such amount, if any, that it shall determine, provided, that the Company has agreed with the Underwriter that, for the first two years of operation of the 401(k) Plan, the Company shall not make a contribution in excess of an amount equal to five percent (5%) of the amount of earnings before interest and taxes of the Company in excess of $1 million. Any contributions by the Company will be allocated as an equal percentage of each eligible participant's compensation for the applicable year during the 401(k) Plan. The Company has made no contributions to the 401(k) Plan since its inception.

Limitation of Liability

         The General Corporation Law of the State of Delaware permits a corporation through its Certificate of Incorporation to eliminate the personal liability of its directors to the corporation or its stockholders for monetary damages for breach of fiduciary duty with certain exceptions. The exceptions include a breach of fiduciary duty of loyalty, acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, improper declarations of dividends, and transactions from which the directors derived an improper personal benefit. The Company's Certificate of Incorporation exonerates its directors from monetary liability to the fullest extent permitted by this statutory provision but does not restrict the availability of non-monetary and other equitable relief.

         The Company believes that it is the position of the Securities and Exchange Commission that insofar as the foregoing provision may be invoked to disclaim liabilities arising under the Securities Act of 1933, as amended, the provision is against public policy as expressed in the Securities Act and is therefore unenforceable. Such limitation of liability also does not affect the availability of injunctive relief or rescission.

         The Company intends to enter into Indemnification Agreements with each of its directors and executive officers. Each such Indemnification Agreement is expected to provide that the Company will indemnify the indemnitee against expenses, including reasonable attorney's fees, judgments, penalties, fines and amounts paid in settlement actually and reasonably incurred by him in connection with any civil or criminal action or administrative proceeding arising out of the performance of his duties as an officer, director, employee or agent of the Company. Indemnification will be available if the acts of the indemnitee were in good faith, if the indemnitee acted in a manner he reasonably believed to be in or not opposed to the best interests of the Company and, with respect to any criminal proceeding, the indemnitee had no reasonable cause to believe his conduct was unlawful.

         THE BOARD OF DIRECTORS OF THE COMPANY RECOMMENDS THAT YOU VOTE "FOR" THE ELECTION OF ALL FIVE NOMINEES FOR DIRECTOR.

                                PROPOSAL NUMBER 2

                              ELECTION OF AUDITORS

         The Stockholders will be asked to ratify the appointment of the firm of Edward Isaacs & Company, LLP, independent certified public accountants, as auditors of the Company for the fiscal year ended March 31, 1998. A representative of Edward Isaacs & Company, LLP will be present at the Annual Meeting, have an opportunity to make a statement if he so desires, and be available to respond to appropriate questions from Stockholders.

         THE BOARD OF DIRECTORS OF THE COMPANY DEEMS PROPOSAL NUMBER 2 TO BE IN THE BEST INTERESTS OF THE COMPANY AND ITS STOCKHOLDERS AND RECOMMENDS A VOTE "FOR" ITS APPROVAL.

         The Board of Directors is not aware that any matters other than those set forth herein will come before the Annual Meeting. Should any matters requiring the vote of the Stockholders arise, it is intended that shares represented by proxies will be voted in respect thereof in accordance with the discretion of the person or persons holding the proxy.

Submission of Proposals of Stockholders

         Proposals of Stockholders intended to be presented at the Company's 1998 Annual Meeting of Stockholders must be received at the Company's offices at 1407 Broadway, Suite 1801, New York, New York, 10018, Attention: Kathleen A. Dressel, Corporate Secretary, no later than June 1, 1998, to be considered for inclusion in the proxy statement and form of proxy for that meeting.

Annual Report

         The Annual Report of the Company for the fiscal year ended March 31, 1997, including audited financial statements, is enclosed with this proxy statement, but is not a part of the proxy solicitation material. The exhibits to the Form 10-K of the Company for the fiscal year ended March 31, 1997, which the Annual Report includes, are not included with this proxy statement; however, the Company is willing to supply copies of such exhibits upon written request to the Company.

                              JENNA LANE, INC.
                          1407 Broadway, Suite 1801
                          New York, New York, 10018

                                 ---------
                                   PROXY
                                 ---------

THIS PROXY IS SOLICITED ON BEHALF OF JENNA LANE, INC.'S BOARD OF DIRECTORS FOR THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD DECEMBER 15, 1997 FOR STOCKHOLDERS OF RECORD ON NOVEMBER 12, 1997.

The undersigned, being a holder of shares of Common Stock, par value $.01 per share, of Jenna Lane, Inc., a Delaware corporation (the "Company"), hereby designates Mitchell Dobies and Charles Sobel his proxy, with full power of substitution in the premises, to vote at an annual meeting of stockholders of the Company to be held at the Company's offices at 2559 Route 130, Cranbury, New Jersey 08512 on December 15, 1997, at 10:00 a.m., or at any adjournment thereof, as follows:

              (Continued and to be signed on the reverse side)

                        Please date, sign and mail your
                      proxy card back as soon as poosible!

                         Annual Meeting of Stockholders
                                JENNA LANE, INC.

                               December 15, 1997

                Please Detach and Mail in the Envelope Provided


/X/ Please mark your
    votes as in this
    example.

                                           VOTE FOR                 VOTE
                                    all nominees listed at        WITHHELD
                                    right (except as marked       from all
                                     to the contrary below)   nominees listed

 1. ELECTION OF DIRECTORS:                    / /                   / /

    Nominees:  Mitchell Dobies
               Charles Sobel
               Mitchell Herman
               Gerald L. Kanter
               Gerald Cohen

    (Instruction: To withhold a vote for an individual nominee, write the name of such nominee in the space provided below.)

    -------------------------------------------------

                                                     FOR    AGAINST  ABSTAIN

 2. RATIFY THE APPOINTMENT OF EDWARD ISAACS &        / /      / /      / /
    COMPANY, LLP AS THE COMPANY'S INDEPENDENT
    AUDITORS FOR THE FISCAL YEAR ENDED
    MARCH 31, 1998.

    THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER(S). THE FAILURE TO FILL IN THE CHOICES INDICATED ABOVE WILL AUTHORIZE THE PROXIES TO VOTE FOR THE PROPOSALS TO BE BROUGHT BEFORE THE MEETING.

NUMBER OF SHARES _____________________________________________________

PLEASE ENTER YOUR SOCIAL SECURITY NUMBER OR FEDERAL EMPLOYER
IDENTIFICATION NUMBER HERE:

SOCIAL SECURITY OR FEI NO. ___________________________________________

PLEASE VOTE, SIGN, DATE AND RETURN THIS PROXY PROMPTLY USING THE
ENCLOSED ENVELOPE.

______________________________________________________________________
                      SIGNATURE OF STOCKHOLDER

______________________________________________________________________
                      SIGNATURE IF HELD JOINTLY


DATED: _________________________________________________________, 1997

NOTE: Please sign exactly as name appears above. When shares are held by joint tenants, both should sign. When signing as attorney, administrator, trustee or guardian, please give full title as such. If a corporation, please sign full corporate name by president or other authorized officer. If a partnership or other entity, please sign in entity name by authorized person. It is understood that this proxy may be revoked at any time insofar as it has not been exercised and that the shares may be voted in person if the undersigned attends the meeting.